Exhibit 99.1
News Release
Copano Energy, L.L.C.

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Vincent/ avincent@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT THE
MORGAN KEEGAN 2007 EQUITY CONFERENCE
HOUSTON, August 30, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that Carl Luna, its Vice President, Finance, will speak at the Morgan Keegan 2007 Equity Conference to be held in Memphis, Tennessee on September 6-7, 2007.
     Copano Energy’s presentation will be webcast live on Friday, September 7, 2007 at 10:10 a.m. Central Time and is expected to last approximately 25 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma and Texas.
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